EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-138396) pertaining to the NDS 2006 Long-Term Incentive Plan, the NDS UK Approved Share Option Scheme and the NDS Group plc Sharesave Scheme of our reports dated August 8, 2008, with respect to the consolidated financial statements of NDS Group plc and the effectiveness of internal control over financial reporting of NDS Group plc, included in the Annual Report (Form 10-K) for the year ended June 30, 2008.

London, England August 8, 2008	Ernst & Young LLP